Exhibit 10.9
DUOYUAN PRINTING, INC.
2009 OMNIBUS INCENTIVE PLAN
UNRESTRICTED STOCK AGREEMENT
Duoyuan Printing, Inc., a Wyoming corporation (the “Company”), hereby grants its shares of common stock, $0.001 par value (the “Stock”) to the Grantee named below. The terms and conditions of the grant are set forth in this cover sheet, in the attached term sheet (together with this cover sheet, the “Agreement”), and in the Company’s 2009 Omnibus Incentive Plan (the “Plan”).
Grant Date:                                         ,
Name of Grantee:
Grantee’s Employee Identification Number:                     -                    -
Number of Shares of Stock Covered by Grant:
Purchase Price per Share of Stock: $                    .
     By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent with the Plan. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

Grantee:

(Signature)

Company:

(Signature)

Title:

Attachment
This is not a stock certificate or a negotiable instrument.

DUOYUAN PRINTING, INC.
2009 OMNIBUS INCENTIVE PLAN
UNRESTRICTED STOCK AGREEMENT

Award	This grant is an award of Stock in the number of shares set forth on the cover sheet (the “Unrestricted Stock”) in compensation for your Service to the Company.

Withholding Taxes	You agree, as a condition of this grant, that you will make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the payment of dividends or the vesting of Stock acquired under this grant. In the event that the Company determines that any tax or withholding payment is required relating to the payment of dividends or the vesting of shares arising from this grant under Applicable Laws, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate. Subject to the prior approval of the Company, which may be withheld by the Company, in its sole discretion, you may elect to satisfy this withholding obligation, in whole or in part, by causing the Company to withhold shares of Stock otherwise issuable to you or by delivering to the Company shares of Stock already owned by you. The shares of Stock so delivered or withheld must have an aggregate Fair Market Value equal to the withholding obligation and may not be subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements.

Retention Rights	This Agreement does not give you the right to be retained by the Company (or any parent, Subsidiaries or Affiliates) in any capacity. The Company reserves (and any parent, Subsidiaries or Affiliates) the right to terminate your Service at any time and for any reason.

Shareholder Rights	You have the right to vote the Unrestricted Stock and to receive any dividends declared or paid on such stock.

Applicable Law	This Agreement will be interpreted and enforced under the laws of the state of Wyoming, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this grant of Unrestricted Stock. Any prior agreements, commitments or negotiations concerning this grant are superseded.

Data Privacy	In order to administer the Plan, the Company may process personal data about you. Such data include, but are not limited to, the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this Award, you give explicit consent to the Company to process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed (including, with respect to non-U.S. resident Grantees, to the United States) to transferees who will include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery	The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact [ ] at [ ] to request paper copies of these documents.

Market Stand-off Agreement	In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of Unrestricted Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length).
     By accepting this Award, you agree to all of the terms and conditions described above and in the Plan.

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